SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2007

M-WAVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-45449	36-3809819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11533 Franklin Avenue, 2nd Floor, Franklin Park, Illinois	60131
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 562-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Merger Agreement

On January 26, 2007, M-Wave, Inc., a Delaware corporation (“M-Wave”), Ocean Merger Sub Inc., a Delaware corporation (“Merger Sub”), Sunfuels Inc., a Colorado corporation (“Sunfuels”), and Blue Sun Biodiesel LLC, a Colorado limited liability company (“Blue Sun”), entered into an Agreement and Plan of Merger (the “Merger Agreement”).

Pursuant to the terms of the Merger Agreement, upon the effectiveness of the merger, Sunfuels and Blue Sun will be merged with and into Merger Sub and become wholly-owned subsidiaries of M-Wave. The merger transaction is subject to the approval by the stockholders of M-Wave and Sunfuels and the members of Blue Sun, receipt of necessary financing, receipt of all required consents, receipt of all regulatory approvals, and other customary closing conditions.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

Exercise Agreement

Concurrently with the execution of the Merger Agreement, M-Wave also entered into an agreement (the “Exercise Agreement”) with the holders of its Series A Convertible Preferred Stock and Series B Convertible Preferred Stock that will require them to convert their shares of Series A Convertible Preferred Stock and Series B Convertible Preferred Stock into Common Stock upon the closing of the mergers.  In consideration for entering into the Exercise Agreement, M-Wave agreed to redeem, subsequent to the closing of the mergers, certain of the shares of Common Stock issued upon such conversion up to the amount of M-Wave’s cash immediately before the mergers plus any cash proceeds from the sale of M-Wave’s existing business and the exercise of outstanding M-Wave options and warrants.

The foregoing description of the Exercise Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Exercise Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Voting Agreements

On January 26, 2007, certain shareholders of M-Wave who own an aggregate of approximately 48% of the outstanding shares of Common Stock of M-Wave and 100% of the outstanding shares of each class of preferred stock of M-Wave entered into agreements with Sunfuels (the “Voting Agreements”), pursuant to which such shareholders agreed to vote their shares of M-Wave in favor of the mergers described above.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreements, a form of which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 8.01. Other Items.

On January 29, 2007, M-Wave issued a joint press release in connection with the Merger Agreement. A copy of such press release is filed as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated January 26, 2007, by and between M-Wave, Inc., Ocean Merger Sub Inc., Sunfuels Inc., and Blue Sun Biodiesel LLC✓
10.1	Exercise Agreement, dated January 26, 2007, between M-Wave, Inc. and MAG Capital, LLC, Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, and Monarch Pointe Fund, Ltd.✓
10.2	Form of Voting Agreement between SunFuels, Inc. and certain of the shareholders of M-Wave, Inc.✓
99.1	Press Release of M-Wave, Inc. dated January 29, 2007.✓
✓  Filed herewith.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Registrant’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Registrant’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

M-WAVE, INC.
(Registrant)

	By	/s/ Jeffrey Figlewicz
Jeffrey Figlewicz
Chief Financial Officer
Dated: February 1, 2007

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated January 26, 2007, by and between M-Wave, Inc., Ocean Merger Sub Inc., Sunfuels Inc., and Blue Sun Biodiesel LLC✓
10.1	Exercise Agreement, dated January 26, 2007, between M-Wave, Inc. and MAG Capital, LLC, Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP, and Monarch Pointe Fund, Ltd.✓
10.2	Form of Voting Agreement between SunFuels, Inc. and certain of the shareholders of M-Wave, Inc.✓
99.1	Press Release of M-Wave, Inc. dated January 29, 2007.✓
✓  Filed herewith.